Exhibit 10.2

EXTENSION AGREEMENT

THIS AGREEMENT (this “Agreement”) is dated and effective this 31st day of May, 2013 between Bowerman Holdings, LLC (“Bowerman”), a California domestic limited liability company, and Del Toro Silver Corp. (“Del Toro”), a Nevada domestic corporation (collectively, the “Parties”).

WHEREAS:

A.     Bowerman and Del Toro entered into an asset sale agreement dated effective November 14, 2011, as amended by an extension on November 13, 2012 (collectively, the “Asset Sale Agreement”), pursuant to which Del Toro would acquire up to seventy-five percent (75%) of one hundred percent (100%) of the right, title and interest of Bowerman in and to thirty-one (31) KM mining claims and seventeen (17) Raddlefinger mining claims located in Siskiyou County, California (the “Transaction”);

B.     pursuant to the terms of the Asset Sale Agreement, so long as all of the conditions to the obligations of both Parties to consummate the Transaction (the “Closing”) have been satisfied or waived (other than conditions with respect to actions the respective Parties will undertake at the Closing), the Closing shall take place on May 31, 2013 (the “Closing Date”); and

C.     the Parties have agreed to extend the Closing Date of the Asset Sale Agreement to November 31, 2013 as set out herein.

NOW THEREFORE in consideration for the payment of $5,000, to be paid by June 15, 2013, and for the mutual covenants and agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties covenant and agree as follows:

1.     The Asset Sale Agreement is revised and amended by deleting and replacing Section 2.3.1 with the following:

“2.3.1     Monetary Consideration

On or before November 31, 2013, Buyer shall pay to Seller a Twenty Five Thousand Dollar ($25,000.00) non-refundable down payment to secure exclusivity that prevents Seller from selling any or all of the Acquired Assets to any third party prior to the Closing Date. An additional Four Million Five Hundred Thousand Dollars and 00/100 ($4,500,000.00) of the Purchase Price shall be paid byand through the execution and delivery at Closing of the promissory note attached hereto as Exhibit B (“Note”) and the first position deed of trust attached hereto as Exhibit C (“Deed of Trust”), which secures Buyer’s full repayment of the amount due under the Note; and”

2.     The Asset Sale Agreement is revised and amended by deleting and replacing Section 2.6 with the following:

“2.6     Closing

So long as all of the conditions to the obligations of both Parties to consummate the transaction contemplated herein (“Closing”) have been satisfied or waived (other than conditions with respect to actions the respective Parties will undertake at Closing), Closing shall take place at the office of Seller’s counsel, Rutledge Law Center Ltd., 320 North Carson Street, Carson City, Nevada 89701, commencing at 9:00 a.m. local time on or before November 31, 2013 or such other date as the Parties may mutually determine (“Closing Date”). So long as Buyer is not then in default hereunder, Buyer may, with the consent of the Seller, extend the Closing Date for as many as three (3) additional 90-day periods.”

3.     The Asset Sale Agreement is revised and amended by deleting and replacing, in all sections and exhibits of the Asset Sale Agreement, where applicable, the date “2011” with the date “2013”.

4.     The parties agree that any disposition or agreement regarding the Claims prior to the Closing Date shall be subject to the prior approval of Del Toro, with such approval not to be unreasonably withheld, provided that the parties shall in such event provide for a benefit to be conferred to Del Toro in consideration for such approval in any subsequent agreement.

5.     The Parties further agree that the intent and the wording of the Agreement be and is hereby amended for such additional changes as may be necessary or incidental in order to give effect to the foregoing agreement between the Parties.

6.     Except for the amendments set out herein, all other provisions of the Asset Sale Agreement are ratified and affirmed and remain in effect and are unamended.

7.     This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and permitted assigns.

8.     This Agreement has been made in the State of Nevada and will be construed and interpreted according to the laws of the State of Nevada in force therein.

9.     Time is of the essence in this Agreement.

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10.     This Agreement may be executed in any number of counterparts with the same effect as if every party to this Agreement had signed the same document, and all counterparts will be construed together and will constitute one and the same instrument.

IN WITNESS WHEREOF the Parties hereto have executed this Agreement as of May 31st, 2013.

BOWERMAN HOLDINGS, LLC Per: /s/ Patrick Fagen Trinity Alps Resources, Inc. Its: Manager By: Patrick A. Fagen Its: President
DEL TORO SILVER CORP. Per: /s/ Greg Painter Greg Painter Its: President, CEO, Secretary, Treasurer and Director
ACKNOWLEDGE AND ACCEPTED: BOWERMAN HOLDINGS, LLC Per: /s/ Patrick Fagen By: Patrick A. Fagen Its: President